SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2006

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification Number

001-32206	GREAT PLAINS ENERGY INCORPORATED	43-1916803
(A Missouri Corporation)
1201 Walnut Street
Kansas City, Missouri 64106
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

000-51873	KANSAS CITY POWER & LIGHT COMPANY	44-0308720
(A Missouri Corporation)
1201 Walnut Street
Kansas City, Missouri 64106
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Great Plains Energy Incorporated (Great Plains Energy) and Kansas City Power & Light Company (KCP&L) (Registrants) are separately filing this combined Current Report on
Form 8-K (Report). Information contained herein relating to an individual Registrant is furnished by such registrant on its own behalf. Each Registrant makes representations only as to information relating to itself.

Item 8.01	Other Events

KCP&L Missouri Rate Case Order
KCP&L, a wholly-owned subsidiary of Great Plains Energy, filed a request with the Missouri Public Service Commission (MPSC) on February 1, 2006, to increase rates for customers served in Missouri. The request sought an annual rate increase of $55.8 million. The amount of the request was based, among other things, on a return on equity of 11.5% and an adjusted equity ratio of 53.8%.

On December 21, 2006, the MPSC issued its Order with an effective date of December 31, 2006. The Order approves an approximate $51 million increase in annual revenues, reflecting an authorized return on equity of 11.25%, an equity ratio of 53.7% and a Missouri jurisdiction rate base of $1.27 billion. Approximately $22 million of the rate increase results from additional amortization to help maintain cash flow levels. The rates established by the Order reflect an annual offset of approximately $69 million ($39 million Missouri jurisdiction) related to annual non-firm wholesale electric sales margin. The amount by which the actual margin amount differs from this level will be included in a regulatory liability (if the actual amount is higher) or a regulatory asset (if the actual amount is lower) and reflected in KCP&L’s next rate case.

The Order established for regulatory purposes annual pension cost recovery for the period beginning January 1, 2007, of approximately $35 million ($19.1 million Missouri jurisdiction), which excludes allocations to the other joint owners of generation facilities and capitalized amounts. The Order also established, effective January 1, 2006, a regulatory asset or liability as appropriate for costs arising from defined benefit plan settlements and curtailments which will be amortized over a five-year period beginning with the effective date of rates approved in KCP&L’s next rate case. The rates set by the Order also reflect the MPSC’s decisions on various other accounting and regulatory matters.

Parties to the rate case may file applications for rehearing with the MPSC before the December 31, 2006, effective date. The Order is subject to potential court appeals; however, the rates authorized by the Order will be effective unless and until stayed by the court.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED

By:	/s/ Terry Bassham
Terry Bassham
Executive Vice President-Finance & Strategic Development and Chief Financial Officer

KANSAS CITY POWER & LIGHT COMPANY

By:	/s/ Terry Bassham
Terry Bassham
Chief Financial Officer
Date:  December 22, 2006